SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            APPLIED FILMS CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT










                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 26, 1999
[GRAPHIC OMITTED]



















                            APPLIED FILMS CORPORATION
                               LONGMONT, COLORADO

                            APPLIED FILMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, on Tuesday, October 26, 1999 at 9:00 A.M., local time, for the following purposes:

     1. To elect three (3)  directors,  one (1) for a term of one year,  and two
        (2) for terms of three years.

     2. To consider and vote upon a proposal to approve the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business September 23, 1999, will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.


Dated:  September 24, 1999
Longmont, Colorado

John S. Chapin, Secretary

                                                        Dated September 24, 1999



                            APPLIED FILMS CORPORATION
                             9586 I-25 FRONTAGE ROAD
                            LONGMONT, COLORADO 80504
                               ------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                           to be held October 26, 1999
                               ------------------

                   SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, October 26, 1999, at 9:00 A.M., local time.

     The Annual Meeting is being held for the following purposes:

     1. To elect three (3)  directors,  one (1) for a term of one year,  and two
        (2) for terms of three years.

     2. To consider and vote upon a proposal to approve the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company's transfer agent.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 23, 1999, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 3,493,398 total shares of Common Stock. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

     The following table sets forth as of September 1, 1999, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of the Company's common stock.


               Name and Address of       Amount and Nature of       Percent of
                Beneficial Owner         Beneficial Ownership      Common Stock
               -------------------       --------------------      ------------

     Cecil Van Alsburg                       594,963 (1)               16%
     9586 I-25 Frontage Road
     Longmont, Colorado 80504

     John S. Chapin                          572,830 (2)               15%
     9586 I-25 Frontage Road
     Longmont, Colorado 80504

     Gentex Corporation                      369,000 (3)               10%
     600 N. Centennial Street
     Zeeland, Michigan 49464

     Benson Associates LLC                   338,700 (4)                9%
     111 SW 5th, Suite 2130
     Portland, Oregon 97204

     Harlan J. Byker                         217,000 (5)                6%
     1210 Birdie Lane
     Holland, MI 49423

     C. Richard Condon                       165,729 (6)                5%
     9586 I-25 Frontage Road
     Longmont, Colorado 80504

                                      NOTES

(1) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 34,545 shares of Common Stock exercisable within 60 days.

(2) Includes (i) 367,571 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 34,545 shares of Common Stock exercisable within 60 days.

(3) In a Schedule 13G, dated August 21, 1998, and delivered to the Company, Gentex Corporation ("Gentex") disclosed that it had acquired beneficial ownership of 369,000 shares of Common Stock. Gentex has sole power to dispose of and vote all of such shares.

(4) In a Schedule 13G, dated February 12, 1999, and delivered to the Company, Benson Associates LLC ("Benson") disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 354,000 shares of Common Stock. Benson has sole power to dispose of and vote all such shares. Additional information provided to the Company indicates that Benson has sold subsequently its beneficial ownership of an additional 15,300 shares of Common Stock, for a total beneficial ownership of 338,700 shares of Common Stock.

(5) In a Schedule 13D, dated March 18, 1999, and delivered to the Company, Mr. Harlan J. Byker disclosed on his behalf that he had acquired beneficial ownership of 217,000 shares of Common Stock. Mr. Byker has sole power to dispose of and vote all such shares.

(6) Includes (i) 131,184 shares held by Mr. Condon and (ii) options to purchase 34,545 shares of Common Stock exercisable within 60 days.

                       NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The Articles of Incorporation provide that the Board shall consist of not less than five nor more than nine members. Following the resignation of Mr. Jeffrey Fergason on July 28, 1999, the Board is currently composed of six (6) members. Three (3) persons have been nominated for election to the Board to serve the terms indicated below. The Board of Directors has nominated the following persons to election to the Company's Board of Directors:

                                                        Annual Shareholder
                                                      Meeting at Which Term
                      Person                              Will Expire
                      ------                         ---------------------

                  Vincent Sollitto, Jr.                      2000
                  Richard P. Beck                            2002
                  Chad D. Quist                              2002

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the two individuals who receive this number of votes cast by the holders of the Company's common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company.

     If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

     The content of the following table is based upon information as of September 1, 1999, furnished to the Company by the nominees and other directors.

                                                                   Year First                                     Percent of
                                                                    Became a          Amount and Nature of          Common
                   Name                                 Age         Director          Beneficial Ownership          Stock
   ------------------------------------                -----      -------------      ----------------------       -----------
Nominee for Election as Director for Term
Expiring in 2000

Vincent Sollitto, Jr.                                   51            1999                     --                     *

Nominees for Election as Directors for Terms
Expiring in 2002

Richard P. Beck (a)(b)                                  66            1998                     --                     *

Chad D. Quist (a)(b)                                    37            1997                     --                     *

Directors Whose Terms Expire in 2001

John S. Chapin                                          58            1976                 572,830 (1)               15%

Cecil Van Alsburg                                       62            1976                 594,963 (2)               16%

Directors Whose Terms Expire in 2000

James A. Knister (a)(b)(c)                              61            1992                    2,000                   *

Thomas T. Edman                                         37            1998                 32,608 (3)                 *

*Denotes ownership of less than one percent.
(a)      Member Audit Committee
(b)      Member Compensation Committee
(c) Mr. Knister has resigned his position as a director of the Company effective October 26, 1999.

                                      NOTES

(1) Includes (i) 367,571 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 34,545 shares of Common Stock exercisable within 60 days.

(2) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 34,545 shares of Common Stock exercisable within 60 days.

(3) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 25,908 shares of Common Stock exercisable within 60 days.

     Vincent Sollitto, Jr. has been nominated as a director of the Company for a term beginning October 1999. Mr Sollitto has been the Chief Executive Officer since June 1996 and a member of the Board of Directors since July 1996 at Photon Dynamics, Inc. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Mr. Sollitto spent 21 years in various positions, including Director of Technology and Process at International Business Machines Corporation, before joining Supercomputer Systems, Incorporated. Mr. Sollitto serves as a director of Irvine Sensors Corp. Mr. Sollitto is a graduate of Tufts College where he received a B.S.E.E. in 1970.

     Richard P. Beck has been a director of the Company since May 1998. Since 1992, Mr. Beck has served as Chief Financial Officer of Advanced Energy Industries, Inc., a manufacturer of power conversion and control systems. Since 1995, Mr. Beck has also served as a director of Advanced Energy Industries, Inc. From 1987 to 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck obtained a bachelors of science degree in accounting and a masters degree in business administration in finance from Babson College.

     Chad D. Quist has been a director of the Company since April 1997. Mr. Quist is the President of Information Products, Inc., a wholly-owned subsidiary of Donnelly Corporation, and has been employed by Donnelly since 1995. Information Products, Inc. is a leading supplier of glass components for the touch screen industry. From 1989 to 1995, Mr. Quist served as Vice President of Fisher-Rosemont, Inc., an industrial instrumentation company. Mr. Quist obtained a bachelors degree in engineering from Stanford University and a masters degree in business administration from the Kellogg Graduate School of Business at Northwestern University.

     John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and has continuously served as Vice President - Research and a director of Applied Films Corporation since its inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin obtained a bachelors of science degree in geophysics from the Colorado School of Mines and a masters degree in electrical engineering from the University of Colorado.

     Cecil Van Alsburg co-founded Applied Films Lab, Inc. in 1976 and served as President and Chief Executive Officer from 1976 to May 1998. Mr. Van Alsburg has also served as a director of Applied Films Corporation since its inception and has been Chairman of the Board since January 1998. Prior to 1976, Mr. Van Alsburg was employed in various capacities by Donnelly Corporation for which he had worked since 1957. Mr. Van Alsburg majored in civil engineering and architecture at the University of Michigan.

     James A. Knister has been a director of the Company since 1992 and served as the Company's non-employee Chairman from 1996 until January 1998. Mr. Knister has been the Group Managing Director of Ventures at Donnelly Corporation since January 1997. From 1967 until December 1996, Mr. Knister served in various capacities at Donnelly Corporation including, from 1981 to 1994, as Senior Vice President and Chief Financial Officer and, from 1994 until December 1996, as a Senior Vice President. Mr. Knister also serves on the Board of Directors of X-Rite, Incorporated. Mr. Knister obtained a bachelors of science degree in industrial engineering and a masters degree in business administration from the University of Michigan.

     Thomas T. Edman has been employed by the Company since June 1996 and has served as its President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has also served as a director of Applied Films Corporation from July 1998 to the present. From 1993 until joining the Company, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman obtained a bachelors of arts in East Asian studies (Japan) from Yale and a masters degree in business administration from The Wharton School at the University of Pennsylvania.

     The Board of Directors, which had four meetings in the last fiscal year, has two standing committees: the Audit Committee and the Compensation Committee. If Mr. Sollitto is approved as a director, it is expected that he will be appointed to serve on the Compensation Committee, as well as the Audit Committee. The responsibilities of the Audit Committee, which met twice during the last fiscal year, include making recommendations on the choice of independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation, including salaries and bonuses, and administering the Company's stock option plans and Employee Stock Purchase Plan. The Compensation Committee met once during the last fiscal year. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                            COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of, or consultants to the Company, are paid an annual fee of $10,000 and $800 per Board meeting or Committee meeting attended. Such directors are reimbursed for their expenses for each meeting attended. Directors who are employees of the Company are not compensated for their service on the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee"), comprised in fiscal 1999 of Jeffrey K. Fergason, James A. Knister and Chad D. Quist, and currently comprised of Chad D. Quist, Richard P. Beck, and James A. Knister, is responsible for the establishment of the level and manner of compensation of the Company's executive officers ("Executive Officers"). The Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

     Compensation Philosophy. The Company's and the Committee's approach to compensation is to further the Company's goal of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance. Annual compensation, to date, has not been tied to Company performance.

     Compensation Policies and Programs. For fiscal year 1999, the Company's compensation programs consisted of cash compensation and stock options. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. CEO compensation is arrived at using the same methodology as for other senior employees.

     The Company believes stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. The Company's Stock Option Plan encourages stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In determining the size of individual option grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. One stock option was awarded in fiscal 1999 to Mr. Edman for 15,000 shares. See "Compensation of Executive Officers -- Executive Compensation." The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 15%) from the market price of such shares.

     The Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by ss. 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                             Compensation Committee
                          of the Board of Directors of
                            Applied Films Corporation

                                James A. Knister
                                 Richard P. Beck
                                  Chad D. Quist

Executive Compensation

     The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company's four most highly compensated executive officers (collectively referred to as the "Named Executives") for services rendered to the Company during fiscal 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                         Annual Compensation                   Compensation
                                                   ---------------------------------          --------------
                                                                              Other
                                                                          Annual            Securities        All Other
                                               Fiscal                        Compen-        Underlying         Compen-
Name and Principal Position                     Year         Salary        sation ($)       Options(#)        sation(1)
---------------------------                     ----         ------        ----------       ----------        ---------
Cecil Van Alsburg (2)....................       1999           $110,628        -                     -           $3,122
     Chairman of the Board                      1998           $189,427       --                     -           $3,867
                                                1997           $174,658       --                    --               --
Thomas T. Edman..........................       1999           $136,310        -                15,000           $3,371
     President, Chief Executive                 1998           $141,114        -                     -           $2,955
     Officer                                    1997           $120,197        -                34,545               --
C. Richard Condon........................       1999           $112,142       --                     -           $2,774
     Vice President - Engineering               1998           $116,292       --                     -           $2,247
                                                1997           $109,157       --                     -               --
Roger Smith (3)..........................       1999           $112,142       --                     -           $3,047
     Director of Materials                      1998           $118,492       --                     -           $2,360
                                                1997           $109,174       --                     -               --
Graeme Hennessey.........................       1999           $129,818       --                     -           $3,211
     Vice President - Sales and                 1998           $137,297        -                     -           $2,829
     Marketing                                  1997           $126,384        -                     -               --

(1)   Represents  Company  matches under the Company's  salary savings plan. See
      "Compensation   of  Executive   Officers  --  Executive   Compensation  --
      Benefits."

(2) Mr. Van Alsburg retired from participating in the daily operations of the Company effective July 2, 1999 and will not be part of the compensation pool going forward.

(3) Mr. Smith assumed the Director of Accounting duties in May 1999 following the departure of Mr. Thomas D. Schmidt, Chief Financial Officer.

     Option Grants in Last Fiscal Year. Under the Option Plans, key employees and certain non-employee directors may be granted options to purchase the Company's Common Stock. An aggregate of 449,000 shares of Common Stock were reserved for issuance pursuant to the Option Plans. Shown below is information on grants of stock options during the 1999 fiscal year to Named Executives.

                                                                                                        Potential Realizable
                                                                                                       Value at Assumed
                                    Number of         % of Total                                          Annual Rates of
                                      Shares            Options                                             Stock Price
                                    Underlying        Granted to                                         Appreciation for
                                     Options         Employees in        Exercise      Expiration         Option Term (3)
             Name                  Granted (1)        Fiscal Year       Price $/Sh        Date                 5% 10%
-------------------------------------------------------------------------------------------------------------------------------

Thomas T. Edman................       15,000             100%             $2.75          4/27/09       $26,689       $70,415

-------------------------------------------------------------------------------------------------------------------------------

(1)      Options become exercisable one year after date of grant.
(2) The exercise price is equal to or greater than the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.
(3) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

     Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company's Common Stock granted under the Option Plans to the Named Executives and held by them at July 3, 1999. None of the Named Executives exercised any stock options during fiscal 1999.

                                                 Number of Shares Subject to               Value of Unexercised
                                                  Unexercised Options Held                In-the-Money Options at
                                                       at July 3, 1999                        July 3, 1999(1)
                                                      -----------------                      ----------------
                      Name                          Exercisable        Unexercisable       Exercisable        Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Cecil Van Alsburg.........................            34,545                    0           $13,355                   $0
Thomas T. Edman...........................            17,273               32,273                $0               $5,625
C. Richard Condon.........................            34,545                    0           $13,355                   $0
Roger Smith...............................            34,545                    0           $13,355                   $0
Graeme Hennessey..........................            34,545                    0           $18,697                   $0
---------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options reflects the increase in market value of the Company's Common Stock from the date of grant through July 3, 1999 (when the closing price of the Company's Common Stock was $3.125 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company's Common Stock at the time of exercise.

     Benefits. The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a salary savings plan in which all regular employees of the Company are eligible to participate. The Company matches 100% of the first 2% of an employee's contribution and 25% of a subsequent 4% of an employee's contribution.

     Security Ownership of Management. The following table shows, as of July 3, 1999, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name                                                                   Amount and Nature of             Percent of
                                                                       Beneficial Ownership            Common Stock
-------------------------------------------------------------------------------------------------------------------
Cecil Van Alsburg.................................................         594,963 (1)                   16.0%

Thomas T. Edman...................................................          23,973 (2)                     *

C. Richard Condon.................................................         165,729 (3)                    4.5%

Roger Smith.......................................................          34,545 (4)                     *

Graeme Hennessey..................................................          34,545 (4)                     *

All Executive Officers and Directors as a Group (12 persons)             1,457,924                       39.3%
-------------------------------------------------------------------------------------------------------------------

*        Denotes ownership of less than one percent.

(1) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 34,545 shares of Common Stock that are fully vested and exercisable within 60 days.

(2) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 17,273 shares of Common Stock exercisable within 60 days.

(3) Includes (i) 131,184 shares held by Mr. Condon and (ii) options to purchase 34,545 shares of Common Stock that are fully vested and exercisable within 60 days.

(4) Comprised of options to purchase 34,545 shares of Common Stock that are fully vested and exercisable.

                     APPROVAL OF THE SECOND AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


     On September 21, 1999, the Board of Directors adopted the Second Amendment (the "Amendment") to the Applied Films Corporation 1997 Stock Option Plan (the "Plan"), subject to approval by the Company's shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan and in the Amendment set forth in Appendix A to this Proxy Statement.

General

     The Plan currently provides for the granting of options to key employees of the Company and its subsidiaries to purchase, in the aggregate, not more than 172,500 shares of Common Stock of the Company. The Plan was adopted by the Board of Directors of the Company on April 29, 1997, and was approved by its shareholders on April 29, 1997. The First Amendment to the Plan was adopted by the Board of Directors of the Company on September 10, 1997, and was approved by its shareholders on September 19, 1997.

Amendment

     The Amendment increases the maximum number of shares available under the Plan from 172,500 to 272,500 shares of common stock.

Purpose

     The purpose of the Plan is to encourage stock ownership by certain key employees of the Company and to provide them with an additional incentive to contribute to the success of the Company.

Administration of the Plan

     The Plan is administered by the Compensation Committee appointed by the Company's Board of Directors (the "Committee"), which currently consists of three Directors who are not officers or employees of the Company. The Board of Directors may remove members from or add members to the committee and will fill any vacancies on the Committee. The Committee is authorized to determine, within the group of eligible persons, those persons who are to receive options, the number of shares subject to each option, the option term (subject to certain limitations) and such other matters as are specified in the Plan.

Eligibility

     Key employees of the Company are eligible to participate in the Plan. The Committee is authorized to determine, within the group of eligible persons, those persons who are to receive options. In making selections, the Committee may consider the recommendations of the Company's chief executive officer, the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and the success of the particular subsidiary or division of the Company by which they are employed and such other factors as the Committee shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in the Plan or any agreement executed pursuant to the Plan. No person, while a member of the Committee, shall be eligible to receive an option under the Plan.

Securities Subject to Option Grants

     If the Amendment is approved, the Plan will provide that a maximum of 272,500 shares of the Company's Common Stock are authorized for sale pursuant to options granted under the Plan. Upon the expiration or termination of options without exercise, the shares covered by those options may be the subject of other options granted under the Plan. The Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, reclassification of shares or recapitalization to prevent dilution of the interests of the optionees.

Term of Plan and Amendments

     The Plan automatically terminates on April 29, 2007, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that no amendment may, without shareholder approval: (i) increase the maximum number of shares which may be subject to the Plan; (ii) increase the maximum number of shares which may be optioned to any one employee;
(iii) change the designation of the class of employees eligible to received options; (iv) materially increase the benefits accruing to the option holders under the Plan; (v) decrease the price at which options may be granted; (vi) remove the administration of the Plan from the Committee; (vii) render any member of the Committee eligible to receive an option under the Plan while serving on the Committee; or (viii) permit the grant of options under the Plan after the Plan terminates.

Transferability of Options

     Options may not be transferred except by will or the laws of descent and distribution upon an optionee's death. During the lifetime of an optionee, options may be exercised only by the optionee. The Company may impose such restrictions on shares acquired pursuant to the exercise of an option as it deems advisable, including, without limitation, restrictions under federal and state securities laws.

Merger or Consolidation

     The Plan provides that if the Company is the surviving corporation in any merger or consolidation, or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option will pertain to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. The Plan provides also that upon a sale of all or substantially all of the Company's assets or the dissolution or liquidation of the Company or in the event of a merger or consolidation in which the Company is not the surviving corporation, outstanding options under the Plan will terminate. However, optionees will have the right, immediately prior to such sale of assets, dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise any unexercised options, in whole or in part.

The Grant of Stock Options

     All options granted under the Plan are incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The primary characteristics of ISOs are set forth below under the caption "Federal Tax Consequences." Each option is evidenced by a written agreement containing such terms and conditions as may be established by the Committee. Nothing contained in the Plan or any agreement executed pursuant to the Plan will confer upon any participant the right to continue in the employ of the Company or obligates the Company to retain the participant in its employ for any period.

     Each option agreement will state the per share purchase price at which a share of Common Stock may be purchased. The exercise price for each option is required to equal the fair market value of the shares on the date of grant, unless the optionee owns shares representing more than 10% of the total voting power at the time of grant, in which case the option price is required to equal 110% of the fair market value of the shares on the date of grant. Fair market value is equal to the closing sale price as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no sale of shares are reported on the date of grant, on the next preceding date on which there was a sale reported by NASDAQ. The option price for each share purchased pursuant to the exercise of an option is payable in full upon delivery to the optionee of certificates for such shares, and is payable in United States dollars in cash or by check bank draft or money order payable to the order of the Company.

When Options May Be Exercised

     The term of each option granted under the Plan is determined by the Committee and may not be more than ten years from the date of grant. An option may not be exercised with respect to less than 100 shares, unless the remaining shares covered by an option are fewer than 100 shares. Options may be exercised in any order regardless of the date of grant or the existence of any other outstanding stock option.

     Each option holder will receive, annually, a report setting forth: (i) the number of options held by the option holder, (ii) the grant dates, (iii) the vesting dates, (iv) the exercise prices, (v) the expiration dates, and (vi) with respect to options exercised, the number of shares purchased and the purchase date.

Termination of Employment; Retirement; Disability; Death

     If an optionee's employment with the Company terminates for a reason other than death, disability or retirement, his or her options are exercisable at any time prior to the expiration date of the option, or within thirty days after the date of termination of employment, whichever period is shorter. An option may be exercised only to the extent the option is exercisable at the date of termination of employment. Further, options are void immediately upon acceptance of employment with a competitor or if an employee assists a competitor.

     Upon termination of employment due to retirement or on account of death or physical disability, options are exercisable at any time prior to the expiration date of the option, or within ninety days after the date of termination of employment, whichever period is shorter. Options may be exercised only to the extent such options were exercisable at the date of retirement or disability. If a retired employee ceases to be retired (as determined by the Company), options must be exercised within thirty (30) days of the date on which the retired employee ceases to be retired; provided that if a retired employee accepts employment with or otherwise aids or assists a competitor of the Company, all options will be void on the date such employment was accepted or such assistance was provided.

     In the event of an optionee's death during employment, any outstanding option may thereafter be exercised by the optionee's legal representative or by any person or persons who shall have acquired the option by bequest or inheritance at any time prior to the expiration date of the option or within ninety days after the date of death, whichever period is shorter. An option will be exercisable only to the extent it was exercisable at the date of death.

     Nothing in the Plan or in any option agreement will limit or affect in any way the right of the Company to terminate an optionee's employment at any time or be deemed to confer upon any optionee any right to continue in the employment of the Company.

Federal Tax Consequences

     The following paragraphs summarize the federal income tax consequences with respect to the grant of options and acquisitions and dispositions of shares, based upon management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     The grant of options under the Plan will not result in the recognition of income to recipients. In general, recipients of ISOs do not recognize taxable income at the time of grant or at the time of exercise. Further, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option was granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition is entitled to capital gain treatment. As a result, no deduction will be allowable to the Company in connection with either the grant or the exercise of an ISO, except in the case of a "disqualifying disposition" as defined in the Plan.

     The exercise of an ISO may result in an alternative minimum tax liability. Optionees who have tax preference items or who suspect that they may be subject to the alternative minimum tax should consult a tax advisor.

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical; therefore, the above description of tax consequences is necessarily general in nature and does not purport to be complete. In addition, the tax consequences under applicable state or local laws may not be the same under federal law.

Required Vote for Approval

     At the Annual Meeting, the shareholders are being requested to consider and approve the First Amendment to the Plan, which would increase the number of shares reserved for issuance under the Plan from 172,500 to 272,500. The affirmative vote of a majority of the holders of the Company's outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

     The Board of Directors recommends a vote FOR approval of the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the "Peer Group") for the period commencing November 21, 1997, the effective date of the Company's initial public offering, and ending July 3, 1999. The Peer Group consists of Southwall Technologies, Inc., Intevac, Inc., and Three-Five Systems, Inc. The graph assumes the investment of $100 on November 21, 1997 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.









    ------------------------------------------------------------------------







     -----------------------------------------------------------------------






Applied Films Corp  (AFCO)                                                                            11/21/97
                                                                                                  % Peer Group
Peer Group Cumulative Total Return                       Weighted Cumulative Total Return           Market Cap
                                                      ---------------------------------------     --------------
(Weighted Average by Market Value)                         11/21/97       6/27/98     7/3/99              7/3/99

Peer Group Weighted Average:                                    100            84         58                100%
Total Market Cap for the Peer Group                                                                          288
Intevac Inc                                IVAC                 100            97         49              41.57%
Southwall Technologies Inc                 SWTX                 100            65         51              13.48%
Three-Five Sys Inc                         TFS                  100            81         68              44.95%

                               OTHER APPOINTMENTS

     During the July 26, 1999 Board of Directors meeting, Larry Firestone was named Chief Financial Officer and elected Treasurer of Applied Films.

                  RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The combined consolidated financial statements of the Company have been examined by Arthur Andersen LLP, independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that the Company's Audit Committee will select the Company's auditors before the end of this calendar year.

                   SHAREHOLDER PROPOSALS--2000 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at the 2000 annual meeting of the Company must be received by the Company at 9586 I-25 Frontage Road, Longmont, Colorado 80504, not later than May 18, 2000, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                       AVAILABILITY OF 10-K ANNUAL REPORT

     An annual report on Form 10-K to the Securities and Exchange Commission for the year ended July 3, 1999 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation,
Attention: Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont, Colorado 80504.

                                  MISCELLANEOUS

     The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.


September 24, 1999.
                                Cecil Van Alsburg
                                CHAIRMAN OF THE BOARD

                    (This page is intentionally left blank.)

                                   APPENDIX A

                             SECOND AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


                                   BACKGROUND

     1. Effective April 29, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the "Original Plan").

     2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "First Amendment", and together with the Original Plan, the "Plan").

     3. The Plan provides for the reservation, for purposes of the Plan, of one hundred seventy-two five hundred (172,500) shares of the Company's common stock, no par value per share.

     4. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

                                    AGREEMENT

     1. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

                  Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be Two Hundred Seventy-two Thousand Five Hundred (272,500) shares of the Company's Common Stock, no par value per share ("Common Stock"). If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29, 2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     2. The  provisions  of Section 6(k) shall be deleted in their  entirety and
Section 6(l) shall be renumbered as Section 6(k):

     3. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on September 21, 1999.

                                               APPLIED FILMS CORPORATION


                                               /s/ John S. Chapin

                                               John S. Chapin, Secretary

Approved by the Shareholders of the Company on October ___, 1999.

                                               APPLIED FILMS CORPORATION

                                               _________________________________
                                               John S. Chapin, Secretary

--------------------------------------------------------------------------------


     An annual report to shareholders for the year ended July 3, 1999 containing certified financial statements is being mailed to the shareholders with these materials.

--------------------------------------------------------------------------------

PROXY
                         APPLIED FILMS CORPORATION PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lawrence D. Firestone and Thomas T. Edman as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Applied Films Corporation held of record by the undersigned on September 23, 1999, at the Annual Meeting of Shareholders to be held on October 26, 1999, or at adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.       Election of Director for terms expiring in 2000:

         Nominee:             Vincent Sollitto, Jr.                    FOR [   ]                 WITHHELD [   ]


2. Election of Directors for terms expiring in 2002:

         Nominees:            Richard P. Beck      Chad D. Quist       FOR [   ]                 WITHHELD [   ]

For, except votes withheld from the following nominee:

3. Approval of the Second Amendment to the Applied Films  Corporation 1997 Stock
Option Plan:

                                                                       FOR [   ]                 AGAINST  [   ]

                                                                                                        (Continued on reverse side.)

4. In their discretion, the Proxies are authorized to act upon such other business as may properly come before the meeting


   I plan to attend the meeting.        YES [ ]          NO [ ]





SIGNATURE(S)_________________________________________ Date:_____________________


SIGNATURE(S)_________________________________________ Date:_____________________

NOTE: Please sign your name as it appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorneys-in-fact should submit powers of attorney.